Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Alyn R. Holt and Hugh T. Regan, Jr., signing singly, the undersigned's true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned any Schedule 13D or Schedule 13G, and amendments thereto, that are required to be filed under Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder in connection with the undersigned's beneficial ownership of, or participation in a group with respect to, securities of inTEST Corporation (the "Company");

2. execute for and on behalf of the undersigned all Forms 3, 4 and 5 required to be filed under Section 16(a) of the Exchange Act and the rules thereunder in connection with the undersigned's beneficial ownership of, or participation in a group with respect to, securities of the Company;

3. perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13(d), 13(g) or 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D and 13G and Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of May, 2010.

By:	/s/ Alyn R. Holt Alyn R. Holt	By:	/s/ Alyn R. Holt Alyn R. Holt, Trustee Holt Charitable Remainder Unitrust u/a Dated 5/22/00
By:	/s/ Connie E. Holt Connie E. Holt	By:	/s/ Alyn R. Holt Alyn R. Holt, Trustee Alyn R. Holt Year 2001 Irrevocable Agreement of Trust u/a Dated 10/22/01
By:	/s/ Kristen Holt Thompson Kristen Holt Thompson	By:	/s/ Kristen Holt Thompson Kristen Holt Thompson, Trustee Alyn R. Holt Trust fbo Kristen Holt Thompson u/a 4/14/03
By:	/s/ Brian Thompson Brian Thompson